EXHIBIT 10.7

THIRD AMENDMENT TO
AGREEMENT OF LIMITED PARTNERSHIP

OF

GRIFFIN-AMERICAN HEALTHCARE REIT III HOLDINGS, LP

This Third Amendment to Agreement of Limited Partnership (the “Amendment”) of GRIFFIN-AMERICAN HEALTHCARE REIT III HOLDINGS, LP (the “Partnership”) is entered into as of the 8th day of November, 2013, by GRIFFIN-AMERICAN HEALTHCARE REIT III, INC., a Maryland corporation (the “General Partner”), as general partner of the Partnership, and GRIFFIN-AMERICAN HEALTHCARE REIT III ADVISOR, LLC, a Delaware limited liability company (hereinafter sometimes referred to as the “Advisor”).

BACKGROUND INFORMATION
WHEREAS, each of the Partners has previously executed that certain Agreement of Limited Partnership of Griffin-American Healthcare REIT III Holdings, LP dated January 11, 2013, as amended by that certain Amendment to Agreement of Limited Partnership of Griffin-American Healthcare REIT III Holdings, LP dated April 9, 2013, and as amended by that certain Second Amendment to Agreement of Limited Partnership of Griffin-American Healthcare REIT III Holdings, LP, dated June 6, 2013 (collectively, the “Partnership Agreement”). The Partners desire to amend the Partnership Agreement as set forth below.
NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and other good and valuable consideration, the parties covenant and agree as follows:

ARTICLE I

CAPITALIZED TERMS
All capitalized terms used in this Amendment, not otherwise defined, have the meaning specified for such terms in the Partnership Agreement.

ARTICLE II

AMENDMENTS

1.	Capitalized Terms. All capitalized terms used in this Amendment, not otherwise defined, have the meaning specified for such terms in the Partnership Agreement.

2.	Amendment to Section 5.1(d). Section 5.1(d) is hereby deleted and replaced in its entirety with the following:

“(d) Distribution to Advisor Upon Listing. Upon a Listing Event, the Advisor shall no longer be entitled to any distributions of the Advisor Participation in Sales Proceeds under Section 5.1(c).”

3.	Amendment to Section 5.1(e). Section 5.1(e) is hereby deleted and replaced in its entirety with the following:
“(e) Distribution to Advisor Upon Termination. Upon a Termination Event, the Advisor shall no longer be entitled to any distributions of the Advisor Participation in Sales Proceeds under Section 5.1(c).”
4.    Amendment to Section 8.6(l). Section 8.6(l) is hereby deleted and replaced in its entirety with the following:
“(l)    Redemptions by the Advisor Generally. For so long as the Advisor remains the advisor to the Partnership and General Partner under the Advisory Agreement, or in the event the Advisor makes a Deferred Payment Election pursuant to Section 8.6(n), until payment of the Deferred Termination Amount, if any and as applicable, except as otherwise provided in Section 8.6(m) and (n), neither the Advisor nor any Affiliate of the Advisor (other than the General Partner) may redeem any portion of the Partnership Units held by such Person.
5.    Amendment to Section 8.6(m). New Section 8.6(m) shall be added as follows:
“(m)    Redemptions by the Advisor Upon Listing. If the Advisor has not been terminated under the Advisory Agreement as of the Listing Date, the Advisor (in its capacity as Partner) shall receive a payment (the “Listing Amount”) in redemption of all of the Partnership Units held by the Advisor, which shall be paid within five (5) Business Days of the determination of the Market Value, in an amount equal to the sum of (x) the Redemption Amount, plus (y) 15% of the amount, if any, by which (I) the Market Value plus the cumulative distributions made to the General Partner from the inception of the Partnership through the Listing Date exceeds (II) the sum of (1) the Invested Capital of the General Partner as of the Listing Date, and (2) the 7% Return that has accrued with respect to the Invested Capital of the General Partner from the inception of the Partnership through the Listing Date. The Listing Amount shall be paid, as determined by the General Partner’s board of directors, including a majority of the independent directors, either in the form of cash or REIT Stock with a Market Value equal to the Listing Amount. The Advisor agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Stock if the Listing Amount is paid in the form of REIT Stock as provided herein.”
6.    Amendment to Section 8.6(n). New Section 8.6(n) shall be added as follows:
“(n)    Redemptions by the Advisor Upon Termination
(i) If a Listing Event has not occurred as of the date of a Termination Event, then the Advisor (in its capacity as Partner) shall receive a payment (the “Termination Amount”) in redemption of all of the Partnership Units held by the Advisor, which shall be paid within five (5) Business Days of the date of such Termination Event, in an amount equal to the sum of (x) the Redemption Amount, plus (y) 15% of the amount, if any, by which (I) the Appraised Value of all of the Partnership Assets as of the date of the Termination Event, less any indebtedness secured by such assets, plus the cumulative distributions made to the General Partner from the inception of the Partnership through the date of the Termination Event, exceeds (II) the sum of (1) the Invested Capital of the General Partner as of such date, and (2) the 7% Return that has accrued with respect to the Invested Capital of the General Partner from the inception of the Partnership through the date of the Termination Event; provided, however, that upon a Termination Event, the Advisor, in its sole discretion, may elect, within five (5) Business Days of the date of such Termination Event, to forego a payment of the Termination Amount upon such Termination Event and instead elect (“Deferred Payment Election”) to receive a deferred termination amount (the “Deferred Termination Amount”) in redemption of all of the Partnership Units held by the Advisor, which, notwithstanding any other provisions herein to the contrary, shall exclude any new Partnership Assets acquired and/or owned by the General Partner (either directly or through third parties) after such Termination Event, other than the Included Assets (such new Partnership Assets acquired after such Termination Event, other than the Included Assets, the “Separate Asset Value”). The Deferred Termination Amount, if any, shall be paid within five (5) Business Days of the first to occur of (x) a Listing Event or (y) an Other Liquidity Event, in an amount equal to:
(A) if in connection with a Listing Event, (x) the Redemption Amount, plus (y) 15% of the amount, if any, by which (I) the Appraised Value as of the Listing Date of the Included Assets, less any indebtedness secured by such assets as of the Listing Date, plus the cumulative distributions made to the General Partner and to any Limited Partners (other than the Initial Limited Partner) with respect to Partnership Units issued in connection with the acquisition of the Included Assets from the inception of the Partnership through the Listing Date, exceeds (II) the sum of (1) the Invested Capital of the General Partner as of the Listing Date (excluding Invested Capital relating to the Separate Asset Value), (2) the capital value of any Partnership Units issued in connection with the acquisition of the Included Assets to the Limited Partners (other than the Initial Limited Partner) as valued by the General Partner as of the date of such issuance, and (3) the 7% Return that has accrued with respect to such Invested Capital of the General Partner and that has accrued to any Limited Partners (other than the Initial Limited Partner) with respect to Partnership Units issued in connection with the acquisition of the Included Assets for the period from the inception of the Partnership through the Listing Date; or
(B) if in connection with an Other Liquidity Event (except in connection with a Merger, which is addressed in Paragraph (C) below), after the Unrecovered Contribution Account and 7% Return Account of the General Partner and similar accounts of each Limited Partner (other than the Initial Limited Partner), in each case as of the date of the Other Liquidity Event, have been reduced to zero ($0), (x) the Redemption Amount, plus (y) 15% of any Net Sales Proceeds received from the Sale of Included Assets; or
(C) if in connection with an Other Liquidity Event involving a Merger, (x) the Redemption Amount, plus (y) 15% of the amount, if any, by which (I) the gross agreed upon value of the Partnership’s Included Assets pursuant to any agreement effecting such Merger, less any indebtedness secured by such assets as of the date of the Merger, plus the cumulative distributions made to the General Partner and to any Limited Partners (other than the Initial Limited Partner) with respect to Partnership

Units issued in connection with the acquisition of the Included Assets from the inception of the Partnership through the date of the Merger, exceeds (II) the sum of (1) the Invested Capital of the General Partner as of the date of the Merger (excluding Invested Capital relating to the Separate Asset Value), (2) the capital value of any Partnership Units issued in connection with the acquisition of the Included Assets to the Limited Partners (other than the Initial Limited Partner) as valued by the General Partner as of the date of such issuance, and (3) the 7% Return that has accrued with respect to such Invested Capital of the General Partner and that has accrued to any Limited Partners (other than the Initial Limited Partner) with respect to Partnership Units issued in connection with the acquisition of the Included Assets for the period from the inception of the Partnership through the date of the Merger; provided that if the Advisor makes a Deferred Payment Election, the Advisor shall not be entitled to receive any other amounts under Section 5.1(c) or (d) following the date of such election.
(ii) Notwithstanding any other provisions herein to the contrary, the Advisor acknowledges and agrees that: (1) the Advisor has not received and the General Partner has not provided any assurance or representation of any kind relating to the Deferred Termination Amount; (2) the Advisor does not have any expectation of any minimum level of the Deferred Termination Amount; (3) the Advisor shall not have any rights or interests of any kind with respect to the Separate Asset Value; (4) neither the General Partner nor any director, officer, shareholder, partner, member, employee, trustee, representative or agent of the General Partner shall have any liability or responsibility to the Advisor for any act or omission performed or failed to be performed by it, or for any losses, claims, costs, damages, or liabilities arising from any such act or omission relating to the acquisition, management, operation, or disposition of the Partnership Assets; (5) the General Partner shall have full power, authority, discretion and control with respect to the Partnership Assets; (6) the Deferred Termination Amount, if any, is and shall be deemed to be a contingent interest; (7) nothing herein shall in any way limit or restrict the General Partner’s rights to pursue a follow-on offering; and (8) any rights of the Advisor to the Deferred Termination Amount, if any, are personal to the Advisor and, notwithstanding any other provisions herein to the contrary, may not be assigned by the Advisor except to an Affiliate or successor entity. Nothing herein shall limit the Advisor’s (or its Affiliates’) rights to pursue and engage in other offerings in the same or other asset class(es), subject to the Advisory Agreement. The foregoing provisions are of material importance to the General Partner. The Advisor acknowledges and agrees that the General Partner has agreed to payment of the Deferred Termination Amount (subject to the provisions herein), if any, in reliance of the Advisor’s agreement to the foregoing provisions.
(iii) Any Termination Amount or Deferred Termination Amount, if any and as applicable, shall be paid, as determined by the General Partner’s board of directors, including a majority of the independent directors, either in the form of cash or the issuance to the Advisor of a non-interest-bearing promissory note (the “Termination Note”) in an amount equal to the Termination Amount or the Deferred Termination Amount, as applicable; provided, however, in connection with a Merger, the General Partner shall have the right, at its sole discretion, to pay the Deferred Termination Amount, if any, in the form of REIT Stock prior to such Merger or in the form of the stock of the surviving company traded on a national securities exchange, in connection with such Merger. In the event the Termination Amount or the Deferred Termination Amount, as applicable, is paid in the form of the Termination

Note, the Partnership shall repay the Termination Note using Net Sales Proceeds prior to making any distributions under Section 5.1(c) until the Termination Note is paid in full. If the Termination Note has not been paid in full within five (5) years after the date of the issuance of the Termination Note, then the General Partner (as determined by the General Partner’s board of directors, including a majority of the independent directors) shall purchase the Termination Note from the Advisor in exchange for either cash or REIT Stock with a Value equal to the aggregate amount outstanding under the Termination Note. The Advisor agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Stock if the Termination Note is purchased with REIT Stock as provided herein.
(iv) For the sake of clarity, no special distribution, compensation or remuneration shall be payable by the Partnership (or the General Partner) to the Advisor or any of its Affiliates in connection with any internalization by the Partnership (or the General Partner) of management functions from the Advisor.”
ARTICLE III

REAFFIRMATION
In all other respects, the Partnership shall be governed by the terms and conditions of the Partnership Agreement and its Certificate, as amended, all of which are ratified and confirmed.
ARTICLE IV

COUNTERPARTS
This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of such counterparts shall constitute one and the same agreement.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto, after first being duly sworn, have affixed their hands and seals the day and year first above written.

GENERAL PARTNER: Griffin-American Healthcare REIT III, Inc., a Maryland corporation By: /s/ Jeffrey T. Hanson Name: Jeffrey T. Hanson Title: Chief Executive Officer
Acknowledged and agreed to by:
ADVISOR: Griffin-American Healthcare REIT III Advisor, LLC, a Delaware limited liability company By: /s/ Mathieu Streiff Name: Mathieu Streiff Title: Executive Vice President

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